Exh. 10-36
                                 FIRST AMENDMENT
                                       TO
               1995 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                                       OF
                     AMERICAN PHYSICIANS SERVICE GROUP, INC.


         American Physicians Service Group, Inc., a Texas corporation (the "Corporation"), hereby adopts this first amendment (this "Amendment") to its 1995 Incentive and Non-qualified Stock Option Plan, a copy of which is attached hereto as Exhibit A, (the "Plan") effective for all purposes as of December 10, 1997 (the "Effective Date").

                                 R E C I T A L S

         WHEREAS, on June 13, 1996 the Corporation adopted the Plan; and

         WHEREAS, the Corporation's Board of Directors have approved an amendment to the Plan, as contained herein, pursuant to which (i) the Plan may be administered by either the Board of Directors or a committee of the Board duly appointed under the terms of the Plan and comprised solely of non-employee directors, and (ii) the holders of Non-Qualified Stock Options (as defined in the Plan) may, upon approval, assign or transfer such Options or their rights thereunder; and

         WHEREAS, the Corporation desires to amend the Plan to reflect the incorporation of this Amendment.
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         NOW,  THEREFORE,  in consideration  of, and pursuant to, the foregoing, the Corporation hereby adopts this Amendment to the Plan as follows:

         1. Article II of the Plan is hereby amended to delete the first sentence which reads:

                           This Plan shall be  administered  by a committee (the
                  "Committee") composed of members selected by, and serving at the pleasure of, the Board of Directors of the Company (the "Board").

          and to replace such sentence with the following text:

                           This Plan shall be administered by an  administrative
                  body (the "Committee") designated by the Board of Directors of the Company (the "Board"). The Board may designate itself as the Committee or appoint two or more non-employee directors to a committee which shall serve as the Committee.

         Article II of the Plan is further amended to delete the sentence which reads:

                           Consistent  with Rule  16b-3  each  committee  member
                  shall be a disinterested person, i.e., a person who has not been granted any equity security pursuant to a plan of the corporation or any of its affiliates during the one year prior to his becoming a committee member or during the period he serves as a committee member.
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         2. Article VII of the Plan is hereby amended to read in its entirety as follows:

                           Incentive   Stock  Options  and  all  rights  granted
                  thereunder shall not be transferable other than by will or the laws of descent and distribution. Non-Qualified Stock Options and all rights granted thereunder shall not be transferable other than by will or the laws or descent and distribution, or upon the express prior written consent of the Committee in each instance. All Incentive Stock Options shall be exercisable during the Optionee's lifetime, only by the Optionee or the Optionee's guardian or legal representative.

         3. Except as specifically amended hereby, the Plan shall remain in full force and effect in accordance with its terms. The Corporation shall be entitled to amend and restate the Plan document to incorporate the foregoing and Exhibit A into a single document.

IN WITNESS WHEREOF, the Board of Directors, acting pursuant to Article XI of the Plan, has approved and adopted this Amendment as of the Effective Date.



                     AMERICAN PHYSICIANS SERVICE GROUP, INC.

                                        By: /s/ William Hayes
                                            -----------------
                                            William Hayes
                                            Secretary



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